As filed with the Securities and Exchange Commission on October 3, 2022

Registration No. 333-259889

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lilium N.V.

(Exact Name of Registrant as specified in its charter)

The Netherlands	3721	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Claude Dornier Straße 1
Bldg. 335, 82234
Wessling, Germany
+49 160 9704 6857

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
561-526-8460
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob

Michael Levitt

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

(212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form F-1 (File No. 333-259889) (the “Registration Statement”) of Lilium N.V. (the “Company”) originally filed on September 29, 2021 and declared effective by the Securities and Exchange Commission (the “SEC”) on October 27, 2021, as amended by Post-Effective Amendment No. 1, originally filed on March 31, 2022 and declared effective by the SEC on April 11, 2022.

The Registration Statement, as amended by Post-Effective Amendment No. 1, related to the registration of up to 52,142,890 of our Class A ordinary shares, nominal value of €0.12 per share (the “Class A Shares”), consisting of up to (i) 24,413,065 Class A Shares issuable upon conversion of our issued and outstanding Class B ordinary shares, nominal value of €0.36 per share (the “Class B Shares”), (ii) 7,060,000 Class A Shares issuable upon the exercise of 7,060,000 warrants originally issued by Qell Acquisition Corp. (“Qell”) in a private placement transaction in connection with the initial public offering of Qell, and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined below) at an exercise price of $11.50 per Class A Shares (the “Private Warrants”), (iii) up to 12,650,000 Class A Shares issuable upon the exercise of 12,650,000 warrants (the “Public Warrants”), (iv) 1,800,000 Class A Shares issuable upon exercise of the warrants issued to a commercial counterparty at an exercise price of €0.12 per Class A Share (the “Azul Warrants”) and (v) up to 6,219,889 Class A Shares that are issuable upon the exercise of outstanding options to purchase Class A Shares held by certain current and former directors and employees (the “Specified Options”).

The Registration Statement also related to the offer and sale from time to time by the selling securityholders or their permitted transferees of (i) up to 210,665,118 Class A Shares consisting of up to (a) 129,292,473 Class A Shares that were issued on completion of the Business Combination, (b) 45,000,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination, (c) 24,413,065 Class A Shares issuable upon conversion of our outstanding Class B Shares, (d) 7,060,000 Class A Shares issuable upon exercise of the Private Warrants, (e) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants, (f) 879,691 Class A Shares issued in connection with certain equity compensation arrangements and (g) 2,219,889 Class A Shares issuable upon the exercise of certain of the Specified Options and (ii) up to 7,060,000 Private Warrants.

The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of the Registration Statement, and to remove from registration any and all of the securities previously registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wessling, Germany, on the 3rd day of October, 2022.

Lilium N.V.

By:	/s/ Daniel Wiegand
Name: Daniel Wiegand
Title: Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Daniel Wiegand	Chief Executive Officer and Executive Officer	October 3, 2022
Daniel Wiegand	(Principal Executive Officer)
*	Chief Financial Officer	October 3, 2022
Geoffrey Richardson	(Principal Financial and Accounting Officer)
*	Non-executive Director	October 3, 2022
Henri Courpron
*	Non-executive Director	October 3, 2022
Dr. Thomas Enders
*	Non-executive Director	October 3, 2022
Barry Engle
*	Non-executive Director	October 3, 2022
David Neeleman
*	Non-executive Director	October 3, 2022
Margaret M. Smyth
*	Non-executive Director	October 3, 2022
Gabrielle Toledano
*	Non-executive Director	October 3, 2022
David Wallerstein
*	Non-executive Director	October 3, 2022
Niklas Zennström

*        David Wiegand signs this Post-Effective Amendment No. 2 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to the power of attorney included on the signature page of the Registration Statement filed with the SEC on September 29, 2021.

By:	/s/ Daniel Wiegand
Daniel Wiegand
Attorney-in-fact

Dated: October 3, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Lilium N.V., has signed this Post-Effective Amendment No. 2 to the Registration Statement on October 3, 2022.

LILIUM N.V.

By:	/s/ Geoffrey Richardson
Name:	Geoffrey Richardson
Title:	Chief Financial Officer